EXHIBIT 32

ImmuCell Corporation

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ImmuCell Corporation (the “Company”) for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Brigham, President, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

/s/ Michael F. Brigham

Michael F. Brigham

President, Chief Executive Officer and Principal Financial Officer

November 13, 2017

A signed original of this written statement required by Section 906 has been provided to ImmuCell Corporation and will be retained by ImmuCell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.